Exhibit 1.1

Execution Version

50,000,000 Shares

Gastar Exploration Inc.

Common Stock

UNDERWRITING AGREEMENT

May 12, 2016

Seaport Global Securities LLC
Johnson Rice & Company L.L.C.

As Representatives of the several
  Underwriters named in Schedule I attached hereto

c/o Seaport Global Securities LLC

Equity Capital Markets

360 Madison Avenue, 21st Floor

New York, New York 10017

c/o Johnson Rice & Company L.L.C.

639 Loyola Ave., Suite 2775

New Orleans, Louisiana 70113

Ladies and Gentlemen:

Gastar Exploration Inc., a Delaware corporation (the “Company”), proposes to sell 50,000,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of 7,500,000 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”).  The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”  This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

1.Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)A registration statement on Form S-3 (File No. 333-193832) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement:

(i)“Applicable Time” means May 12, 2016, 7:00 a.m. (New York City time) on the date of this Agreement;

(ii)“Effective Date” means the date and time as of which such registration statement, or any part thereof, was declared, or is deemed to have become, effective by the Commission in accordance with the rules and regulations under the Securities Act;

(iii)“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act;

(iv)“Preliminary Prospectus” means any preliminary prospectus, subject to completion, relating to the Stock, included in such registration statement or filed by the Company with the Commission with the consent of the Underwriters pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Stock;

(v)“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)“Prospectus” means the final prospectus supplement relating to the Stock, together with the base prospectus included in the Registration Statement, as filed with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Stock that discloses the public offering price and other final terms for the offering of the Stock; and

(vii)“Registration Statement” means such registration statement, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and the information deemed by virtue of Rule 430A, Rule 430B or Rule 430C under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c)The Registration Statement conformed and will conform in all material respects on the Effective Date, on the date hereof and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.  The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)The Registration Statement does not, and did not as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e)The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus were filed on a timely basis with the Commission and did not, and any further documents filed and incorporated by reference will be timely filed with the Commission and will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter, specifically for inclusion therein, which information is specified in Section 8(e).

(i)Each of the statements (including the assumptions described therein) included in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including any statements made in support thereof or related thereto, was made or will be made with a reasonable basis and in good faith.

(j)Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder.  The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus, except as set forth on Schedule III hereto, and shall not make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.  The Company has taken all action necessary so that any “road show” (as defined in Rule 433 of the Securities Act and the rules and regulations thereunder) in connection with the offering of the Stock will not be required to be filed.

(k)The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package.  The Company is duly qualified to transact business and is in good standing as a foreign corporation in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the assets, business, business prospects, operations, earnings, properties, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiary taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

(l)The Company has no subsidiaries and does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business other than one subsidiary that represented less than 1% of the Company’s total assets as of March 31, 2016 and represented less than 1% of the Company’s revenues for the three months ended March 31, 2016.

(m)The Company has the full right, power and authority to execute and deliver this Agreement and to perform and discharge its obligations hereunder; and this Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company.

(n)The issuance of the Stock has been duly and validly authorized by the Company, and the Stock, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights, rights of first refusal, or other rights to subscribe for or purchase or acquire any shares of capital stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(o)The information set forth under the caption “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus is fairly presented on a basis consistent with the Company’s financial statements. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock.” The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or of its subsidiary. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or of its subsidiary other than as described in the most recent Preliminary Prospectus and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the most recent Preliminary Prospectus and the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  All of the issued shares of capital stock of each subsidiary of the Company are owned directly or indirectly by the Company, free and clear of all lines, encumbrances, equities or claims.

(p)The consummation of the transactions contemplated hereby, including the issuance and sale of the Stock by the Company and the application of the proceeds from the sale of Shares as described under “Use of Proceeds” in the Prospectus, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or its subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which either the Company or its subsidiary or any of their properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or of its subsidiary, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its respective properties or assets, except, with respect to clauses (i), and (iii), for any such conflict, breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(q)No approval, authorization, consent or order of or filing, qualification or registration with, any person or entity (including court or governmental agency or body, foreign or domestic), which has not been made, obtained or taken and is not in full force and effect, is required of the Company in connection with the Company’s execution, delivery and performance of this Agreement, the consummation by the Company of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Prospectus, or the issuance and sale of the Stock other than (i) those as have been obtained, (ii) such filings as may be required under the Securities Act, (iii) any necessary qualification of the Stock under the securities or blue sky laws of the various jurisdictions in which the Stock are being offered, (iv) such filings as may be required under the rules of the Financial Industry Regulatory Authority (the “FINRA”), (v) such filings as may be required by the NYSE MKT LLC (“NYSE MKT”), or (vi) any required filing on Form 8-K under the Exchange Act.

(r)Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company or other equity interests of its subsidiary, or any agreement or arrangement between the Company and any of the Company’s stockholders that grant special rights with respect to any shares of the Company’s capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

(s)There are no contracts, agreements or understandings between the Company or its subsidiary and any person granting such person the right to require the Company or its subsidiary to register any securities with the Commission.

(t)BDO USA, LLP (“BDO”), whose report on the consolidated financial statements of the Company and its subsidiary is incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, is, and during the periods covered by its report, was (i) an independent registered public accounting firm with respect to the Company and its subsidiary as required by the Securities Act and the rules and regulations of the Commission thereunder and under the applicable rules and regulations of the Public Company Accounting Oversight Board (United States), (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, BDO has not been engaged by the Company at any time to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(u)The audited consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (x) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (y) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements, historical or pro forma, (other than the unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of operations for the year ended December 31, 2015 filed as Exhibit 99.2 to the Current Report on Form 8-K filed by the Company on April 14, 2016 and the unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of operations for the three months ended March 31, 2016, filed as Exhibit 99.1 to the Quarterly Report on Form 10-Q filed by the Company on May 5, 2016 all relating to the sale of assets in the Appalachian Basin) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly in all material respects the information shown therein and the Company’s basis for using such measures.

(v)Except as described in the Prospectus and the Pricing Disclosure Package, since the date of the most recent audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company or its subsidiary, (iii) any liability or obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or of its subsidiary, which is material to the Company or its subsidiary, (iv) any loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (v) any change in the capital stock, or material change in the short-term debt or long-term debt, or net current assets of the Company or of its subsidiary or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or of its subsidiary, (vi) any declaration or payment of dividends on its capital stock or (vii) any material adverse change, or any development or event involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company or its subsidiaries taken as a whole.

(w)Except as described in the most recent Preliminary Prospectus or the Prospectus, there are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or its subsidiary is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which, individually or in the aggregate, if resolved adversely to the Company or such subsidiary, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

(x)Neither the Company nor its subsidiary is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or such subsidiary is a party or by which any of its properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(y)The Company and its subsidiary have made all filings, applications and submissions required by, and own or possess all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Pricing Disclosure Package (collectively, “Permits”) except where failure to have obtained the same would not result in a Material Adverse Effect, and is in compliance with the terms and conditions of all such Permits except where failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, all such Permits are valid and in full force and effect. Neither the Company nor its subsidiary has received any written notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as may be required under the Securities Act and state and foreign Blue Sky laws, the rules and regulations of the FINRA and NYSE MKT, no other Permits are required of the Company for the Company to enter into, deliver and perform this Agreement and to issue and sell the Stock to be issued and sold hereunder.

(z)Neither the Company nor its subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(aa)Neither the Company nor its subsidiary, nor any of their respective officers, directors, affiliates or controlling persons, has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in, or which has constituted or which would reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(bb)The issued and outstanding Common Stock is listed on the NYSE MKT.

(cc)Except as otherwise set forth in the most recent Preliminary Prospectus and the Prospectus or such as in the aggregate does not currently result in, and is not reasonably expected in the future to result in, a Material Adverse Effect, the Company and its subsidiary have title to their respective properties as follows: (a) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions (except those arising under or in connection with the Company’s Second Amended and Restated Credit Agreement, as amended (the “Revolving Credit Facility”) or the Company’s 8.625% Senior Secured Notes due 2018 (the “Senior Secured Notes”)); (b) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company or any such subsidiary; (c) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions (except those arising under or in connection with the Revolving Credit Facility or the Senior Secured Notes); and (d) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions (except those arising under or in connection with the Revolving Credit Facility or the Senior Secured Notes). No real property owned, leased, licensed, or used by the Company or any subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any such subsidiary as presently conducted, except as may be described in the most recent Preliminary Prospectus and the Prospectus or such as in the aggregate does not currently result in, and is not reasonably expected in the future to result in, a Material Adverse Effect.  The working interests in oil, gas and mineral leases or mineral interests that constitute a portion of the real property held by the Company reflect in all material respects the right of the Company and its subsidiary to explore, develop or receive production from such real property. The Company and its subsidiary have such consents, easements, rights of way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and its subsidiary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(dd)The Company and its subsidiary own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Pricing Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or of its subsidiary with respect to the foregoing except for those that could not have a Material Adverse Effect. The Intellectual Property licenses described in the Disclosure Package and the Prospectus are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company and its subsidiary have complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person of any Intellectual Property license. The Company’s and its subsidiary’s business as now conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Neither the Company nor its subsidiary has received written notice of any claim against the Company or its subsidiary alleging the infringement by the Company or its subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and its subsidiary have taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or of its subsidiary’s right to own, use or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. Neither the Company nor its subsidiary owns any patents or has made application for the issuance of a patent.

(ee)No labor problem or dispute with the employees of the Company or of its subsidiary exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or of its subsidiary plans to terminate employment with the Company or its subsidiary. Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or its subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or its subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or of its subsidiary and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or of its subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of the Company or of its subsidiary.

(ff)Except as would not result in a Material Adverse Effect, the Company and its subsidiary (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed, and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or its subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Neither the Company nor its subsidiary has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect. Neither the Company nor its subsidiary has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

(gg)Except as would not result in a Material Adverse Effect, (i) the Company and its subsidiary are in compliance in all material respects with all presently applicable provisions of ERISA; (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its subsidiary would have any liability; (iii) neither the Company nor its subsidiary has incurred and does not expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and (iv) each “pension plan” for which the Company or its subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh)The Company and its subsidiary (i) are in compliance with any and all applicable federal, state and local laws, orders, rules, regulations, ordinances, legally enforceable directives, decrees and judgments or other legally enforceable requirements of any governmental authority relating to the protection of occupational health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes), the environment, flora and fauna or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) that are applicable to such entities; (ii) has timely applied for and where received is in compliance with, all such permits, authorizations or other approvals required of it under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted; and (iii) are in compliance with all terms and conditions of any such received permit, authorization or approval, except in the case of each of clauses (i), (ii), and (iii) where such noncompliance with applicable Environmental Laws, such failure to apply for or receive required permits, authorizations or other approvals or such failure to comply with the terms and conditions of such received permits, authorizations or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has not received notice of any actual or alleged violation of, or potential liability under any applicable Environmental Laws regarding the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for any such actual or alleged violation of, or any such potential liability under applicable Environmental Laws that would, individually or in the aggregate, not result in a Material Adverse Effect. Except as described in the Prospectus or Pricing Disclosure Package, (A) there are no governmental proceedings that are pending, or known by the Company to be threatened, against the Company or its subsidiary, under Environmental Laws, except for any such proceedings that would, individually or in the aggregate, not result in a Material Adverse Effect, and (B) to the knowledge of the Company, there are no conditions or occurrences regarding compliance with applicable Environmental Laws, or liabilities under applicable Environmental Laws that would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there are no costs or liabilities under applicable Environmental Laws arising with respect to the conduct of the business by each of the Company and its subsidiary (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with applicable Environmental Laws or any permit, authorization or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, result in a Material Adverse Effect.

(ii)The Company and its subsidiary maintain or are covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the applicable Delivery Date; the Company and its subsidiary are in compliance with the terms of such policies in all material respects; and neither the Company nor its subsidiary has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and there are not claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it and its subsidiary will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor its subsidiary has been denied any material insurance policy or coverage for which it has applied. Neither the Company nor its subsidiary insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Pricing Disclosure Package.

(jj)Except as disclosed in the Registration Statement, the Pricing Disclosure Package the Prospectus or for any issuances of any shares of Common Stock pursuant to any employee benefits plans, qualified stock options plans or other employee compensation plans, the Company has not sold or issued any securities during the six month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S of the Securities Act.

(kk)The Company and its subsidiary maintain a system of internal controls over financial reporting that complies with the requirements of the Exchange Act and has been designed under the supervision of the Company’s principal executive and principal financial officers to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and its subsidiary maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll)Except as prohibited by law or described in the Prospectus or Pricing Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(mm)The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its subsidiary is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the board of directors of the Company. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(nn)The minute books of the Company and its subsidiary have been made available (other than certain personnel and other information) upon request to the Representatives and counsel for the Underwriters, and such books (i) contain a materially complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and its subsidiary since the time of its incorporation or organization through the date of the latest meeting and action, to the extent the minutes of such meetings have been reduced to writing as of the date of this Agreement, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(oo)There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Rules and Regulations to be described in the Registration Statement or the Pricing Disclosure Package or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required. Each description of a document, contract, permit or instrument in the Registration Statement or the Pricing Disclosure Package accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument. The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and by the Company, in accordance with the terms thereof and are in full force and effect on the date hereof. Neither the Company nor its subsidiary, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or a subsidiary, if a subsidiary is a party thereto, of any agreement or instrument to which the Company or its subsidiary are a party or by which the Company or its properties or business or a subsidiary or the subsidiary’s properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(pp)No relationship, direct or indirect, or transaction exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus and which has not been so described.

(qq)Except for the underwriting discounts and commissions payable to the Underwriters as described in the Preliminary Prospectus, Prospectus and Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Stock.

(rr)The Company has no actual knowledge that any forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Pricing Disclosure Package or the Prospectus at the time it was made or upon any reaffirmation thereof by the Company was false or misleading in any respect. In preparing the production guidance for 2015 announced by the Company on September 15, 2014, the Company considered all of the relevant engineering, operating and business factors. Any assumptions underlying such guidance were reasonable under the circumstances and were made by the Company in good faith. The Company has no reason to believe that any such assumptions are materially incorrect, as of the date of this Agreement or any Delivery Date.

(ss)The Company, and to its knowledge, each of its directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(tt)Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or of its subsidiary has, directly or indirectly, while acting on behalf of the Company or its subsidiary (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties in violation of the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(uu)There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Pricing Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required. The Company does not, directly or indirectly, including through any subsidiary, have any outstanding personal loans, advances, guarantees of  indebtedness, or other credit extended to or for the benefit of any of its directors or executive officers or any of their respective family members.

(vv)Any statistical, industry-related or market-related data included or incorporated by reference in the most recent Preliminary Prospectus, the Prospectus and the consolidation financial statements of the Company and its subsidiary, is based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agrees with the sources from which they are derived.

(ww)The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, money laundering statutes, rules and regulations thereunder, and related or similar rules, regulations or guidelines, issued, administered or enforced by a governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or its subsidiary.

(xx)Neither the Company nor its subsidiary nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or affiliate of the Company or of its subsidiary is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, subsidiary, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.  The Company and its subsidiary have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(yy)The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(zz)There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or, to the Company’s knowledge, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aaa)The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(bbb)No approval of the stockholders of the Company under the rules and regulations of any trading market is required for the Company to issue and deliver the Stock.

(ccc)The information underlying the estimates of the reserves of the Company and its subsidiary, which was supplied by the Company to Wright & Company, Inc. (the “Reserve Engineer”) for purposes of preparing the reserve report incorporated by reference into the Registration Statement (the “Reserve Report”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the dates of the Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineer was prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineer by the Company for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; the Reserve Engineer was, as of the date of the Reserve Report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The Reserve Report prepared by the Reserve Engineer setting forth the estimated proved reserves attributed to the oil and gas properties of the Company accurately reflect in all material respects the ownership interests of the Company, its subsidiary and its predecessors in the properties. Other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations or as described in or incorporated by reference into the Preliminary Prospectus Supplement, Prospectus or the Registration Statement, including the sale of substantially all of the Company’s producing assets and proved reserves and a significant portion of its undeveloped acreage in the Appalachian Basin on April 8, 2016, to the knowledge of the Company, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Prospectus and incorporated by reference into the Registration Statement and reflected in the Reserve Report such as to cause a material adverse change. Estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Prospectus and incorporated by reference into the Registration Statement and reflected in the Reserve Report comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act. The estimates of such proved reserves and standardized measure as described in the Registration Statement and Prospectus and reflected in the reports referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates.

(ddd)To the best of the Company’s knowledge, none of the current directors or officers of the Company or of its subsidiary (or such stockholders’ respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

(eee)The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(fff)Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ggg)There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus and Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  To the Company’s knowledge, no party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(hhh)The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.Purchase of the Stock by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell 50,000,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto.  The respective purchase obligations of the Underwriters with respect to the

Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 7,500,000 additional shares of Option Stock. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $0.9025 per share.

The Company is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

3.Offering of Stock by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

4.Delivery of and Payment for the Stock.  Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement, or at such other date or place as shall be determined by agreement between the Representatives and the Company.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Firm Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the shares of Option Stock are delivered is sometimes referred to as an

“Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company.  On each Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

5.Further Agreements of the Company and the Underwriters.  (a) The Company agrees:

(i)To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and to provide satisfactory evidence to the Representatives of such timely filing; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date, except with the prior written consent of the Representatives or as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iii)To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(iv)Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof;

(v)Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vi)To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(vii)As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Company and its subsidiary (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

(viii)Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(ix)For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, issue, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the stock and shares (i) issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof (ii) sold or forfeited to the Company in connection with the payment of any exercise price or tax withholding due in connection with the settlement or exercise price of any stock option or other equity or equity-based compensation award existing on the date hereof or (iii) issued to holders of the Company’s preferred stock or its senior secured notes in exchange for such preferred stock or senior secured notes or filing or causing to be filed a registration statement with respect to the registration of any shares of common stock issued pursuant to this clause (iii)) or securities convertible into or exercisable or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to employee benefit plans, option plans, qualified stock option plans or other employee compensation plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) offer to purchase, purchase or contract to purchase or grant any option, right or warrant to purchase Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, (D) file, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common

Stock or any other securities of the Company (other than as described in (A)(iii) of this paragraph) or (E) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Seaport Global Securities LLC, on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(x)To apply the net proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xi)If the Company elects to rely upon Rule 462(b) under the Securities Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xii)Not to, and to cause its controlled affiliates not to, take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xiii)To use its reasonable best efforts to perform all actions required or necessary to be performed under this Agreement by the Company prior to the Delivery Date and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

(b)Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the

Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by the FINRA of the terms of sale of the Stock (including reasonable fees and expenses of counsel to the Underwriters) not exceeding a total amount of $15,000; (f) the listing of the Stock on NYSE MKT; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(viii) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable fees and expenses of counsel to the Underwriters) not exceeding a total amount of $10,000; (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the Representatives and officers of the Company, but not including the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

7.Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i).  The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker & Hostetler LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)Vinson & Elkins LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e)The Representatives shall have received from Baker & Hostetler LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)On the date hereof, the Representatives shall have received from BDO USA, LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S‑X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)With respect to the letter of BDO USA, LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have caused to be furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)On the date hereof, the Representatives shall have received from the Reserve Engineer an initial letter (the “initial expert letter”), in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Delivery Date, which such letter shall cover the period from any initial expert letter to the Delivery Date, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated as of the Delivery Date.

(i)The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)To the effect of Section 7(k) (provided that no representation with respect to the judgment of the Representatives need be made).

(j) (i) Neither the Company nor its subsidiary shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, or (ii) since such date there shall not have been any change in the capital stock, short-term debt, long-term debt of the Company or its subsidiary or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or business prospects of the Company and its subsidiary taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)The NYSE MKT shall have approved the Stock for listing, subject only to official notice of issuance.

(m)The Lock-Up Agreements between the Representatives and the officers and directors set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(n)On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.Indemnification and Contribution.

(a)The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Indemnified Party.

(b)Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Party), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to a Company Indemnified Party.

(c)Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action is brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this

Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise paid or is required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, in any amendment or supplement thereto or in any Marketing Materials.

9.Defaulting Underwriters.

(a)If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Stock, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b)If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of the Stock that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the total number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c)If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k) and 7(l) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

11.Reimbursement of Underwriters’ Expenses.  If (a) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or the purchase of the Stock is not consummated as a result of the occurrence of any of the events described in Section 7(k) (other than the occurrence of an event described in Section 7(k)(i)(B)), the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

Seaport Global Securities LLC

Attention: Equity Capital Markets

360 Madison Avenue, 21st Floor

New York, New York 10017

Johnson Rice & Company L.L.C.,

639 Loyola Ave., Suite 2775,

New Orleans, Louisiana 70113,

With a copy to:

Mark L. Jones

Baker & Hostetler LLP

811 Main Street, Suite 1100,

Houston, Texas 77002

(b)if to the Company, shall be delivered or sent by mail or facsimile transmission to:

Gastar Exploration Inc.

1331 Lamar Street, Suite 650

Houston, Texas 77010

Attention: J. Russell Porter

Fax: (713) 739-0458

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Seaport Global Securities LLC on behalf of the Representatives.

15.Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.Definition of the Terms “Business Day,” “Affiliate,” and “Subsidiary.”  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19.Waiver of Jury Trial.  The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

GASTAR EXPLORATION INC.

By:/s/ J. Russell Porter

Name:  J. Russell Porter

Title:    President and Chief Executive Officer

Accepted:

Seaport Global Securities LLC
Johnson Rice & Company L.L.C.

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

SEAPORT GLOBAL SECURITIES LLC

By:/s/ Michael D. Bodino

Name: Michael D. Bodino

Title:   Managing Director

JOHNSON RICE & COMPANY L.L.C.

By:/s/ Joseph J. Seremet

Name: Joseph J. Seremet

Title:   Equity Member

SCHEDULE I

Underwriters	Number of Firm Shares
Seaport Global Securities LLC.	21,250,000
Johnson Rice & Company L.L.C..	21,250,000
Canaccord Genuity Inc.	1,500,000
Heikkinen Energy Securities, L.L.C.	1,500,000
IBERIA Capital Partners L.L.C.	1,500,000
Imperial Capital, LLC	1,500,000
Wunderlich Securities, Inc.	1,500,000
Total	50,000,000

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

J. Russell Porter

Michael A. Gerlich

Jerry R. Schuyler

John H. Cassels

Randolph C. Coley

Robert D. Penner

Stephen A. Holditch

SCHEDULE III

ISSUER FREE WRITING PROSPECTUS

None.

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1.Public offering price: $0.95 per share

2.Number of shares offered: 50,000,000 shares

3.Underwriting discount: 5.0%

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES - ROAD SHOW MATERIALS

None.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

Seaport Global Securities LLC
Johnson Rice & Company L.L.C.

As Representatives of the several
  Underwriters named in Schedule I to the Underwriting Agreement

c/o Seaport Global Securities LLC

Equity Capital Markets

360 Madison Avenue, 21st Floor

New York, New York 10017

c/o Johnson Rice & Company L.L.C.

639 Loyola Ave., Suite 2775

New Orleans, Louisiana 70113

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Gastar Exploration Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Seaport Global Securities LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer securities without the prior written consent of Seaport Global Securities LLC (a) as a bona fide gift or gifts; (b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or (c) in a transaction exclusively between and among the undersigned or members of the undersigned’s immediate family, or affiliates of the undersigned, including its partners (if a partnership), members (if a limited liability company) or stockholders (if a corporation); provided in the case of any such transfers, it shall be a condition to any transfer pursuant to this paragraph that the transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) for the remaining balance of the Lock-Up Period to the same extent as if such transferee were a party hereto.

The restrictions set forth in the second paragraph of this Lock-Up Letter Agreement shall not apply to (a) (i) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof or (ii) Common Stock sold or forfeited to the Company in connection with the payment of any exercise price or tax withholding due in connection with the settlement or exercise price of any stock option or other equity or equity-based compensation award existing on the date hereof; provided, such restrictions shall apply to shares of Common Stock issued upon such exercise or conversion, (b) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and (c) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Act of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (2) May 20, 2016, in the event that the Underwriting Agreement has not been executed by that date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature page follows]

Very truly yours,

By:______________________________

Name:
Title:

Dated:  _______________

EXHIBIT B

FORM OF OPINION OF COMPANY’S COUNSEL

1.The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware.  The Company has all corporate power and authority necessary to own or hold its properties, to conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

2.The Company is duly qualified to do business and is in good standing in each jurisdiction listed on Schedule 1 to such opinion letter.

3.The Company has an authorized capitalization as described in the Pricing Disclosure Package and the Prospectus.

4.The Stock to be issued and sold by the Company to the Underwriters under the Underwriting Agreement has been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable and will conform, in all material respects, to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

5.All corporate action on the part of the Company necessary for the authorization, execution and delivery by the Company of the Underwriting Agreement, the authorization, issuance, sale and delivery of the Stock pursuant to the Underwriting Agreement and the consummation by the Company of the transactions contemplated by the Underwriting Agreement has been duly taken.

6.The Underwriting Agreement has been duly authorized and validly executed and delivered by the Company.

7.The authorized capital stock of the Company (including the Stock) conforms to the description thereof set forth or incorporated by reference in the Pricing Disclosure Package and Prospectus.  Except as otherwise described in the Pricing Disclosure Package and Prospectus, the issuance of the Stock is not subject to any preemptive or similar rights under the Amended and Restated Certificate of Incorporation of the Company or the Second Amended and Restated Bylaws of the Company.

8.The statements contained in the Preliminary Prospectus and Prospectus under the caption “Description of Capital Stock,” to the extent that they constitute summaries of the laws of the State of Delaware, are accurate in all material respects.

9.The Company is not, and after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will not be an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

10.No consent or approval of, or filing or registration with, any federal, Delaware or Texas court or governmental or regulatory authority or self-regulatory organization having jurisdiction over the Company is required to be obtained or made by the Company for the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby, except (a) (i) any necessary qualification of the Stock under the securities or blue sky laws of the various jurisdictions in which such Stock is being offered or (ii) as may be required under the rules and regulations of FINRA, and (b) those which have been previously made or obtained.

11.The Registration Statement was declared effective on February 24, 2014.  To the knowledge of such counsel, based solely on a review of the list of current stop orders available on the Commission’s website on the Delivery Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or threatened by the Commission.  The Prospectus was filed with the Commission on May  , 2016, pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such Rule 424(b).

12.The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Underwriting Agreement and the issuance, sale and delivery of the Stock pursuant to the terms of the Underwriting Agreement for the consideration provided therein do not (a) result in a violation of the Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws of the Company, (b) result in a violation of or constitute a default under any Applicable Contract (except that such counsel expresses no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination), or (c) result in a violation of the Delaware General Corporation Law, the laws of the State of Texas or federal law or any rule, regulations or, based solely on an inquiry of certain officers of the Company, any order of any U.S. federal or Texas governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries (except, in the case of clauses (b) and (c), where such violations would not, individually or in the aggregate, (i) have a Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (x) with respect to state securities or federal or state anti-fraud statutes, rules or regulations.

13.The statements of legal conclusions contained in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” subject to the limitations, qualifications and assumptions stated therein, insofar as they purport to constitute statements of U.S. federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm and reserve engineers of the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in paragraph (13) above), based on the foregoing (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Company), no facts have come to such counsel’s attention that lead it to believe that:

(A) the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, did not appear on their face, as supplemented or amended, to comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that (a) counsel expresses no view as to the (i) the financial statements, including the related notes and schedules thereto and the independent registered public accounting firm’s reports thereon, (ii) the other financial and statistical data that is included or incorporated by reference therein and (iii) the oil and gas reserve data and future net revenue data, in each case that is included or incorporated by reference therein or omitted therefrom and (b) counsel expresses no view of the anti-fraud provisions of federal and state securities laws and the rules and regulations promulgated under such provisions;

(B) the Registration Statement, as of its latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(C)  the Pricing Disclosure Package, as of its date and as of the Applicable Time, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(D)  the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case, such counsel makes no comment with respect to (i) the financial statements, including the related notes and schedules thereto and the independent registered public accounting firm’s reports thereon, (ii) other financial and accounting data and (iii) the oil and gas reserve data and future net revenue data, in each case that is included or incorporated by reference in or omitted from the Registration Statement, Pricing Disclosure Package or the Prospectus.